FOR IMMEDIATE RELEASE

Contact:

Investor Relations:

Brinlea Johnson or Chris Danne

415-489-2189

brinlea@blueshirtgroup.com or chris@blueshirtgroup.com

drugstore.com inc. Reports Record Gross Margins and Bottom Line Results for the Third Quarter of 2007

- Third Quarter Revenues Increase Year-over-Year to $107.3 Million and Net Loss Decreases to $0.02 per Share

- Company Expects to More Than Double Adjusted EBITDA in Fourth Quarter of 2007

BELLEVUE, WA - October 22, 2007 - drugstore.com, inc. (NASDAQ: DSCM), a leading online provider of health, beauty, vision, and pharmacy products, today announced its financial results for the third quarter ended September 30, 2007. The company reported quarterly net sales of $107.3 million and a net loss of $2.4 million, or $0.02 per share. The company achieved record performance across a number of key financial metrics: gross margins reached 23.2%, adjusted EBITDA was approximately $2.1 million and operating cash flow was $4.4 million. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

"In the seasonally challenging third quarter, we continued to grow our OTC business, reported strong gross margin improvement and record adjusted EBITDA," said Dawn Lepore, chief executive officer and chairman of the board of drugstore.com, inc. "OTC revenues increased by 20% year-over-year with a number of our key growth initiatives rolling out later in the quarter. Gross margins increased 170 basis points year-over-year leading to record adjusted EBITDA of $2.1 million, an improvement of over 57% from the same period in the prior year."

"Over the last six months we have focused on growing OTC revenues and improving operational efficiencies to set the stage for a break-out fourth quarter - our strongest seasonal period. In the fourth quarter, we expect adjusted EBITDA to more than double sequentially and believe that this positive momentum will continue throughout 2008. Driving this improvement will be the continued growth of our OTC revenues and the success of our growth and profitability initiatives, many of which are already showing positive traction in the current quarter. For example, we have seen an uptick in drop ship sales with the roll-out of Halloween costumes, demonstrating that we can drive seasonal drop ship products. Additionally, almost 10% of OTC transactions in recent weeks have migrated to alternative payment options since the completion of our roll-out of Bill Me Later, Google Checkout and PayPal. Most importantly, the re-launch of our Beauty.com[TM] website with a more personalized, up-close shopping experience has led to a significant increase in traffic and orders.  Based on this, we expect Beauty.com year-over-year growth of more than 50% in the fourth quarter," concluded Ms. Lepore.

GAAP net loss for the third quarter of 2007 was $2.4 million, or $0.02 per share, compared to a net loss of $2.6 million, or $0.03 per share, for the third quarter of 2006. The third quarter losses include $2.1 million and $1.8 million, in non-cash stock-based compensation expense for 2007 and 2006, respectively.

Outlook for Fourth Quarter 2007

For the fourth quarter of 2007, the company is targeting net sales in the range of $120.0 million to $125.0 million, net loss of $0.5 million to net income of $0.5 million, and adjusted EBITDA in the range of $4.2 million to $5.2 million.

Financial and Operational Highlights for the Third Quarter of 2007
(All comparisons are made to the third quarter of 2006)

Key Financial Highlights:

- Gross margin increased 170 basis points to a record high of 23.2%.

- Total contribution margin dollars increased by over 18%.

- OTC revenues grew by approximately 20%.

- Total orders grew by 10% to 1.4 million, while contribution margin dollars per order grew to approximately $12.

- Cash, cash equivalents and marketable securities were $37.9 million at quarter end.

- Operating cash flow for the quarter was $4.4 million.

Net Sales Summary:

- OTC net sales grew by 20% to $54.6 million.

- Vision net sales grew approximately 17% to $14.9 million.

- Local pick-up pharmacy net sales were up approximately 5% to $26.4 million.

- Mail-order pharmacy net sales were down to $11.5 million, while contribution margins increased 320 basis points to 9.6%.

- Average net sales per order were $75. Average net sales per order increased to $57 for OTC, grew over 10% to $101 for vision, and were $106 for local pick-up pharmacy and $151 for mail-order pharmacy.

- Net sales from repeat customers[1] represented 82% of net sales.

Key Customer Milestones:

- New customers grew 15% to 326,000 and we have now served approximately 9.5 million customers since inception.

- The number of active customers [2] was 2.4 million.

- The average annual spend per active customer [2] was $180.

1. Net sales from repeat customers exclude Weil-related CNS net sales and reflect only the activity of customers making purchases through the Web sites of drugstore.com and its subsidiaries.

2. Active customer base reflects those customers who have purchased at least once within the last 12 months. Both the active customer base (a trailing 12-month number) and average annual spend per active customer exclude net sales and orders generated by the company's CNS fulfillment relationship with Weil, and reflect only the activity of customers making purchases through the Web sites of drugstore.com and its subsidiaries.

Conference Call

Investors, analysts, and other interested parties are invited to join the drugstore.com, inc. quarterly conference call on Monday, October 22, 2007 at 5:00 p.m. ET (2:00 p.m. PT). To participate, callers should dial 800-218-8862 (international callers should dial 303-262-2141) five minutes beforehand. Investors may also listen to the conference call live at http://investor.drugstore.com/, by clicking on the "audio" hyperlink. A replay of the call will be available through Wednesday, October 24, 2007 at 800-405-2236 (enter pass code 11098778#) or internationally at 303-590-3000 (enter pass code 11098778#) beginning two hours after completion of the call.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expenses, adjusted to exclude the impact of stock-based compensation expense. This non-GAAP measure is provided to enhance the user's overall understanding of the company's current financial performance. Management believes that adjusted EBITDA, as defined, provides useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results. In addition, because drugstore.com, inc. has historically provided adjusted EBITDA measures to investors, management believes that including adjusted EBITDA measures provides consistency in the company's financial reporting. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated loss or cash flow data prepared in accordance with GAAP, or as a measure of the company's profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net income/loss is the closest financial measure prepared by the company in accordance with GAAP in terms of comparability to adjusted EBITDA. A reconciliation of adjusted EBITDA to net loss is included with the financial statements attached to this release.

About drugstore.com, inc.

drugstore.com, inc. (NASDAQ: DSCM) is a leading online provider of health, beauty, vision, and pharmacy products. Our portfolio of brands includes: drugstore.com[TM], Beauty.com[TM] and VisionDirect.com[TM]. All are accessible from http://www.drugstore.com and provide a convenient, private, and informative shopping experience while offering a wide assortment of more than 25,000 products at competitive prices.

The drugstore.com pharmacy is certified by the National Association of Boards of Pharmacy (NABP) as a Verified Internet Pharmacy Practice Site (VIPPS) in compliance with federal and state laws and regulations in the United States.

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as "target," "expect," "believe," "may," "will," "focus," "continue," "would," "should," and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, changes in consumer spending, fluctuations in the stock market, changes affecting the Internet, online retailing and advertising, difficulties establishing our brand, and building a critical mass of customers, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, possible tax liabilities relating to the collection of sales tax, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, changes in senior management, risks related to systems interruptions, possible governmental regulation and the ability to manage a growing business. Additional information regarding factors that potentially could affect the business, financial condition and operating results of drugstore.com, inc. is included in the company's periodic filings with the SEC on Forms 10-K, 10-Q and 8-K. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

drugstore.com, inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2007	2006	2007	2006

Net sales	$ 107,323	$ 100,634	$ 327,500	$ 307,179

Costs and expenses: (1) (2)
Cost of sales	82,431	79,012	252,810	240,846
Fulfillment and order processing	10,571	9,979	32,201	30,395
Marketing and sales	7,467	6,517	23,428	21,816
Technology and content	4,680	4,046	13,870	11,991
General and administrative	4,767	3,591	14,633	11,910
Amortization of intangible assets	240	531	990	1,592
Total costs and expenses	110,156	103,676	337,932	318,550

Operating loss	(2,833)	(3,042)	(10,432)	(11,371)

Interest income, net	459	449	1,265	1,292

Net loss	$ (2,374)	$ (2,593)	$ (9,167)	$ (10,079)

Basic and diluted net loss per share	$ (0.02)	$ (0.03)	$ (0.10)	$ (0.11)

Weighted average shares outstanding used to
compute basic and diluted net loss per share	95,664,011	93,488,258	95,056,884	93,198,037

_________
(1) Set forth below are the amounts of stock-based compensation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$ 185	$ 264	$ 646	$ 639
Marketing and sales	292	244	1,078	825
Technology and content	292	312	935	846
General and administrative	1,378	940	4,455	2,706
	$ 2,147	$ 1,760	$ 7,114	$ 5,016

(2) Set forth below are the amounts of depreciation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$ 440	$ 328	$ 1,360	$ 1,108
Marketing and sales	1	-	3	1
Technology and content	1,397	1,053	4,067	3,055
General and administrative	103	113	313	336
	$ 1,941	$ 1,494	$ 5,743	$ 4,500

SUPPLEMENTAL INFORMATION: Gross Profit and Gross Margin Information:

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
(In thousands, unless otherwise indicated)	2007	2006	2007	2006

Net sales	$ 107,323	$ 100,634	$ 327,500	$ 307,179
Cost of sales	82,431	79,012	252,810	240,846
Gross profit	$ 24,892	$ 21,622	$ 74,690	$ 66,333

Gross margin	23.2%	21.5%	22.8%	21.6%

SUPPLEMENTAL INFORMATION: Segment Information:

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2007	2006	2007	2006
Net sales:
Over-the-Counter (OTC)	$ 54,623	$ 45,605	$ 168,412	$ 141,865
Mail-order pharmacy	11,485	17,178	37,414	52,883
Local pick-up pharmacy	26,364	25,150	79,476	74,692
Vision	14,851	12,701	42,198	37,739
	$ 107,323	$ 100,634	$ 327,500	$ 307,179
Cost of sales:
Over-the-Counter (OTC)	$ 38,630	$ 31,848	$ 119,091	$ 99,144
Mail-order pharmacy	9,419	14,830	31,198	45,643
Local pick-up pharmacy	23,098	22,402	70,266	66,711
Vision	11,284	9,932	32,255	29,348
	$ 82,431	$ 79,012	$ 252,810	$ 240,846
Gross profit:
Over-the-Counter (OTC)	15,993	13,757	49,321	42,721
Mail-order pharmacy	2,066	2,348	6,216	7,240
Local pick-up pharmacy	3,266	2,748	9,210	7,981
Vision	3,567	2,769	9,943	8,391
	$ 24,892	$ 21,622	$ 74,690	$ 66,333
Gross margin:
Over-the-Counter (OTC)	29.3%	30.2%	29.3%	30.1%
Mail-order pharmacy	18.0%	13.7%	16.6%	13.7%
Local pick-up pharmacy	12.4%	10.9%	11.6%	10.7%
Vision	24.0%	21.8%	23.6%	22.2%
	23.2%	21.5%	22.8%	21.6%
Variable order costs:
Over-the-Counter (OTC)	$ 5,232	$ 4,482	$ 15,780	$ 13,194
Mail-order pharmacy	963	1,256	3,036	4,446
Local pick-up pharmacy	1,084	1,034	3,273	3,064
Vision	737	608	2,035	1,917
	8,016	7,380	24,124	22,621
Contribution margin:
Over-the-Counter (OTC)	$ 10,761	$ 9,275	$ 33,541	$ 29,527
Mail-order pharmacy	1,103	1,092	3,180	2,794
Local pick-up pharmacy	2,182	1,714	5,937	4,917
Vision	2,830	2,161	7,908	6,474
	$ 16,876	$ 14,242	$ 50,566	$ 43,712

SUPPLEMENTAL INFORMATION: Reconciliation of Net Loss to Adjusted EBITDA (See Note 3 below):

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
(In thousands, unless otherwise indicated)	2007	2006	2007	2006

Net loss	$ (2,374)	$ (2,593)	$ (9,167)	$ (10,079)
Amortization of intangible assets	240	531	990	1,592
Amortization of non-cash marketing	572	572	1,717	1,717
Stock-based compensation	2,147	1,760	7,114	5,016
Depreciation	1,941	1,494	5,743	4,500
Interest income, net	(459)	(449)	(1,265)	(1,292)
Adjusted EBITDA	$ 2,067	$ 1,315	$ 5,132	$ 1,454

NOTE 3: Supplemental information related to the company's adjusted EBITDA for the three and nine months ended September 30, 2007 and October 1, 2006 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Adjusted EBITDA is defined as earnings before taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

SUPPLEMENTAL INFORMATION: Reconciliation of Forecasted Q4 2007 Net Loss Range to Forecasted Q4 2007 Adjusted EBITDA Range

Range Calculated As:	Three Months Ended
	December 30, 2007
(In thousands, unless otherwise indicated)	Range High	Range Low

Net income (loss)	$ 500	$ (500)
Amortization of intangible assets	250	250
Amortization of non-cash marketing	575	575
Stock-based compensation	2,100	2,100
Depreciation	2,250	2,250
Interest income, net	(475)	(475)
Adjusted EBITDA	$ 5,200	$ 4,200

drugstore.com, inc.
Consolidated Balance Sheets
(in thousands, except share data)

	September 30,	December 31,
	2007	2006
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$ 9,962	$ 13,393
Marketable securities	27,966	27,246
Accounts receivable, net of allowances	35,304	36,688
Inventories	22,500	26,469
Prepaid marketing expenses	2,290	2,290
Other current assets	3,606	2,615
Total current assets	101,628	108,701

Fixed assets, net	23,735	18,293
Other intangible assets, net	4,842	5,376
Goodwill	32,202	32,202
Prepaid marketing expenses and other	2,033	3,750
Total assets	$ 164,440	$ 168,322

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 55,349	$ 57,507
Accrued compensation	3,993	4,841
Accrued marketing expenses	3,292	3,661
Other current liabilities	1,144	1,292
Current portion of long-term debt	2,695	3,949
Total current liabilities	66,473	71,250

Long-term debt, less current portion	1,610	1,839
Deferred income taxes	945	945
Other long-term liabilities	1,394	1,610

Stockholders' equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares - 250,000,000
Issued and outstanding shares - 95,915,369 and 94,335,027
as of September 30, 2007 and December 31, 2006, respectively	853,521	843,026
Accumulated other comprehensive income (loss)	5	(7)
Accumulated deficit	(759,508)	(750,341)
Total stockholders' equity	94,018	92,678
Total liabilities and stockholders' equity	$ 164,440	$ 168,322

drugstore.com, inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2007	2006	2007	2006
	(unaudited)
Operating activities:
Net loss	$ (2,374)	$ (2,593)	$ (9,167)	$ (10,079)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
Depreciation	1,941	1,494	5,743	4,500
Amortization of marketing and sales agreements	572	572	1,717	1,717
Amortization of intangible assets	240	531	990	1,592
Stock-based compensation	2,147	1,760	7,114	5,016
Other, net	18	12	12	24
Changes in:
Accounts receivable	958	1,476	1,384	(1,296)
Inventories	2,929	(1,800)	3,969	1,512
Prepaid marketing expenses and other	(766)	124	(991)	488
Accounts payable, accrued expenses and other liabilities	(1,225)	336	(3,739)	(4,453)
Net cash provided by (used in) operating activities	4,440	1,912	7,032	(979)

Investing activities:
Purchases of marketable securities	(5,379)	(5,125)	(16,540)	(18,031)
Sales and maturities of marketable securities	5,300	1,775	15,825	17,075
Purchases of fixed assets	(5,653)	(1,981)	(10,783)	(5,544)
Purchases of intangible assets	(456)	-	(456)	-
Net cash used in investing activities	(6,188)	(5,331)	(11,954)	(6,500)

Financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	1,448	780	3,381	1,397
Borrowings on line of credit	-	1,000	300	1,000
Principal payments on capital lease and term loan obligations	(795)	(781)	(2,190)	(1,717)
Net cash provided by financing activities	653	999	1,491	680

Net decrease in cash and cash equivalents	(1,095)	(2,420)	(3,431)	(6,799)
Cash and cash equivalents, beginning of period	11,057	15,912	13,393	20,291
Cash and cash equivalents, end of period	$ 9,962	$ 13,492	$ 9,962	$ 13,492